Exhibit 99.1

CIMG Inc. Reports Fiscal Year 2025 Financial Results

HONG KONG, Feb. 18, 2026 /PRNewswire/ — CIMG Inc. (“CIMG” or the “Company”) (Nasdaq: IMG), a business group specializing in digital health and sales development, which utilizes technologies and marketing networks to enhance its business partners’ sales growth and commercial value, today reports its financial results for the fiscal year ended September 30, 2025, as reported in the Company’s audited consolidated financial statements. The report showed that the Company achieved significant revenue growth and a continued reduction in net loss in 2025.

Fiscal Year 2025 Financial Results

●	Driven by new computing power service contracts and digital health business, the Company recorded revenue of approximately $10.3 million in 2025, representing a year-on-year increase of approximately 433%.

●	Benefiting from business transformation, restructuring, and lower operating expenses, the Company’s net loss decreased by approximately 45.5% year-on-year, reflecting improved operational efficiency and cost optimization.

●	As of September 30, 2025, the Company held approximately 500 Bitcoins with a total value of approximately $57.05 million, based on Bitcoin market prices as of that date. Primarily supported by its digital asset reserves, the Company’s total assets increased by approximately 1,227% year-on-year.

●	For the fiscal year ended September 30, 2025, the book value per share was approximately $2.99, based on the number of the Company’s shares outstanding as of that date.

●	The Company completed transactions related to high-performance computing servers through its subsidiary, further strengthening its hardware and cloud computing service capabilities.

Alice Wang, Chairman and CEO of CIMG, commented:”2025 was a pivotal year for the Company to achieve strategic transformation and performance breakthroughs. During the reporting period, we optimized our business structure and fully focused on the two high-growth core sectors: AI computing infrastructure and digital health. Driven by the launch of new businesses, the progress of major contracts, and refined management, the Company achieved substantial revenue growth and a significant reduction in net loss, highlighting the effectiveness of our corporate strategy.”

“Moving forward, the Company will continue to deepen its layout in the AI computing business, remain committed to its digital assets strategy, and may increase its Bitcoin holdings from time to time based on market conditions and corporate strategy, so as to strengthen corporate assets, enhance core competitiveness, and create sustainable value for shareholders, customers and partners,”Alice added.

About CIMG

CIMG is a business group specializing in digital health and sales development, with a cryptocurrency-focused strategy. The Company leverages AI and cryptocurrencies (such as Bitcoin and stablecoins) to drive business growth, helping clients maximize user growth and enhance brand management value. The Company’s current client portfolio includes brands such as Kangduoyuan, Maca-Noni, Qianmao, Huomao, and Coco-mango.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “anticipate,” “aim,” “intend,” “plan,” “believe,” “estimate,” “expect,” “project,” “target,” “may,” “should,” “will,” “future,” “likely,” and similar references to future periods. These forward-looking statements include, without limitation, statements regarding the Company’s expected operating results, revenue growth, business strategy, development of its AI computing and digital health businesses, digital asset strategy, potential future purchases or holdings of Bitcoin or other digital assets, anticipated benefits from computing power service contracts, liquidity and capital resources, and the Company’s ability to execute its strategic plans.

Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, including, but not limited to, risks related to fluctuations in the market price of Bitcoin and other digital assets; the Company’s ability to execute and realize the expected benefits of computing power and digital health contracts; the Company’s ability to raise additional capital if needed; its ability to maintain compliance with Nasdaq listing standards; risks related to doing business in the People’s Republic of China, including regulatory, legal, and currency transfer risks; general economic and market conditions; competition; and other risks described in the Company’s filings with the U.S. Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent filings.

Actual results may differ materially from those expressed or implied by these forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statements contained herein, except as required by applicable law.

SOURCE CIMG Inc.